SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2008

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization )	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events

As of December 1, 2008, Mr. Ben van Schaik has been appointed as an Advisor to the Board of Directors of Lithium Technology Corporation (the “Company”). Mr. van Schaik has been asked to serve as an Advisor on account of his long standing experience in the automotive sector, as well as his extensive network within the industry. As the former Chief Executive Officer of DaimlerChrysler in Brazil, Mr. van Schaik gained a stellar reputation for his vision and managerial qualities. Currently, Mr. van Schaik is a Member of the Supervisory Board of Groeneveled Groep and Member of the Supervisory Board of Heineken Nederland. Mr. van Schaik will be paid €1,500 per month for his services. On December 10, 2008 the Company issued a press release announcing this advisory appointment.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

99.1	Press Release dated December 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2008

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ Theo M.M. Kremers
Theo M.M. Kremers
Chief Executive Officer

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